UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 17, 2022

CHASE GENERAL CORPORATION

MISSOURI	2-5916	36-2667734
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identiﬁcation No.)

1307 South 59th, St. Joseph, Missouri 64507

(Address of principal executive oﬃces)	(Zip Code)

Registrant’s telephone number, including area code (816) 279-1625

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a)  Dismissal of Mayer Hoffman McCann P.C. as Registrant’s Principal Independent Accountants.

On February 17, 2022, Chase General Corporation (the “Company”) elected to dismiss and terminate its engagement of Mayer Hoffman McCann P.C. (MHM) as the principal independent registered public accounting firm responsible for auditing the Company’s consolidated financial statements.

MHM’s report on the Company’s consolidated financial statements for the past two fiscal years ended June 30, 2021 and 2020 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

The termination, which was effective February 17, 2022, was approved by the Company’s Board of Directors.

During the Company’s two most recent fiscal years ended June 30, 2021 and 2020 and any subsequent interim period for which a review report was provided preceding the termination of MHM, there were no “disagreements” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304) with MHM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of MHM, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the Company’s consolidated financial statements for such years.  During the years ended June 30, 2021 and 2020 and any subsequent interim period for which a review report was provideded through February 17, 2022, the have been no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

Pursuant to Item 304(a)(3) of Regulation S-K, the Company provided MHM with a copy of the disclosures it is making herein and requested that MHM review the disclosure and furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether MHM agrees with the above statements.  The letter, a copy of which was received by the Company from MHM, in which MHM states that it is in agreement with the statements set forth herein, is attached hereto as Exhibit 16.1

(b)  Engagement of HoganTaylor as the Registrant’s New Principal Independent Accountants

With the dismissal of MHM, the Company has engaged HoganTaylor LLP (“HoganTaylor”) to serve as the principal independent registered public accounting firm responsible for auditing the Company’s consolidated financial statements.  The engagement, which is effective as of February 17, 2022, was approved by the Company’s Board of Directors.

Neither the Company nor anyone on behalf of the Company consulted HoganTaylor during the two most recent fiscal years and any subsequent interim period prior to engaging HoganTaylor, regarding either: (1) the application of accounting principles to a specific transaction, either completed or proposed; or (2) the type of audit opinion that might be rendered on the Company’s consolidated financial statements.  No written report or oral advice was provided to the Company that HoganTaylor concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter subject to any “disagreement” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

16.1.	Letter from Mayer Hoffman McCann P.C dated February 17, 2022 on change in certifying accountant
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHASE GENERAL CORPORATION
(Registrant)

Date	February 17, 2022

/s/ Barry M. Yantis
By: Barry M. Yantis
Chairman of the Board, Chief Executive Officer, President
and Treasurer

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